 EXHIBIT 4.28

SHARE TRANSFER AGREEMENT

WITH RESPECT TO THE SHARES OF

Biocentury Transgene (China) Co., Ltd.

By and Between

CHINA M&A MANAGEMENT HOLDINGS, INC.

And

BEIJING ORIGIN SEED LIMITED

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This Share Transfer Agreement (the “Agreement”) is made by and between the following parties on June 13, 2006 in Shenzhen:

(1)	Transferor/Party A : CHINA M&A MANAGEMENT HOLDINGS, INC. Legal Representative: Wang Wei
Address: Room1202, Building A, Financial Garden, Haikou.

(2)	Transferee/Party B: BEIJING ORIGIN SEED LIMITED
Legal Representative: Han Gengchen
Address: No.21 ShengMingYuan Road, Changping District, Beijing.

The Transferor and the Transferee are hereinafter collectively referred to as “Both Parties” and individually as a “Party.”

WHEREAS:

1
Until to the execution day of this Agreement, the Transferor is the legal owner of 19% share of Biocentury Transgene (China) Co., Ltd. (the “Biocentury”) which was registered at Shenzhen Administration For Industry & Commerce on August 19, 1998 ☐ with the registered capital of RMB 80,000,000;

2	The Transferee’s is a joint-stock company with legal entity;

3	The transferor agrees to transfer and the transferee agrees to purchase Transferor’s 19% share of Biocentury, and

4	The shareholders' committee of Biocentury Transgene (China) Co., Ltd. also agrees that Transferee accepts the Transferor’s 19% share of the Biocentury.

THEREFORE, through friendly negotiation between Transferor and Transferee under principle of equality and mutual benefit, the following agreements have been reached regarding the foresaid share transfer hereof:

ARTICLE ONE Transfer Consideration And Payment

1.1 Party A agrees that the consideration of the share transfer shall be RMB 15,200,000 to transfer under conditions set forth in this Agreement and Party B agrees to accept the shares under the consideration.

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1.2 Party B agrees RMB 15,200,000 will be paid to Party A within 10 business days after the accomplishment of the target share ownership alternation procedure at Administration for Industry & Commerce.

ARTICLE TWO Warranties and Commitment

2.1 The target share is legally and fully owned by Transferor on the settlement day and Transferor has full rights to dispose of the target share. There are no mortgage, pledge, lien and the other third party rights over the target share. Otherwise Transferor shall bear all the potential economic and legal liability.

2.2 Transferee shall pay the consideration of the share in full under conditions of ARTICLE ONE 1.2 in this Agreement.

ARTICLE THREE Contingent Claims and Liabilities

After the execution date of the contract, Transferor still shall bear all contingent claims and liabilities of Biocentury according to its owned share ratio.

ARTICLE FOUR Expenses related to the share transfer

Both Parties agree to share 50% respectively of the Expenses related to the share transfer.

ARTICLE FIVE Liability for Breach of Contract

5.1 Either party to this Agreement does not fulfill partial or full obligations under this Agreement, the defaulting party shall bear all liabilities and responsibilities.

 EXHIBIT 4.28

5.2 If Transferee fails to pay the consideration according to the deadline and amount mentioned in ARTICLE ONE 1.2, Transferee shall pay defaulting fines of 0.5‰ of the consideration beginning with the overdue date daily.

ARTICLE SIX Modification and Termination

Under any of the following circumstances, either party can modify or terminated this Agreement, but both Parties shall sign a new agreement regarding modification and termination:

i.	Force Majeure, or other circumstances that either party can’t prevent as except both parties are in error.

ii.	One party loses its capacity for the performance of this Agreement.

iii.	One party breaches its obligations under this Agreement and cause strong adverse impact on the other party’s economic interest, therefore the Agreement is necessary to be terminated.

iv.	Under any change of the circumstances, both Parties negotiate and agree to.

v.	Others

ARTICLE SEVEN Disputes Settlement

7.1 Disputes related to effectiveness, performance, breach and termination of this Agreement shall be resolved through friendly negotiations by the parties.

7.2 If such negotiation fails, either Party has the right to submit the dispute to Shenzhen Arbitration Commission.

ARTICLE EIGHT Condition and Date of effectiveness

This Agreement shall come into effect after signature and seal by the transferor and the transferee, or their authorized representatives.

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ARTICLE NINE

This Agreement is made in sextuplicate, one text for each party, including PartyA, PartyB, and Biocentury, and other texts shall be submit to related branch of government for further procedures.

Wang Wei

CHINA M&A MANAGEMENT HOLDINGS, INC

Legal Representative and Authorized Representative: (Signature)

Han Gengchen

BEIJING ORIGIN SEED LIMITED

Legal Representative and Authorized Representative: (Signature)

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SUPPLEMENTARY AGREEMENT
OF THE SHARE TRANSFER AGREEMENT
DATED JUNE 13TH, 2006

This Supplementary Agreement is effective as of June 13, 2006 and is made by and between:

(3)	Transferor/Party A : CHINA M&A MANAGEMENT HOLDINGS, INC. Legal Representative: Wang Wei
Address: Room1202, Building A, Financial Garden, Haikou.

(4)	Transferee/Party B: BEIJING ORIGIN SEED LIMITED
Legal Representative: Han Gengchen
Address: No.21 ShengMingYuan Road, Changping District, Beijing.

The Transferor and the Transferee are hereinafter collectively referred to as “Both Parties” and individually as a “Party.”

WHEREAS, Both Parties have signed the Share Transfer Agreement on June 13, 2006 (“Agreement”).

NOW THEREFORE, after negotiation, Both Parties agree to enter into this Complementary Agreement under the following terms:

ARTICLE ONE SHARE TRANSFER

Both Parties signed the Share Transfer Agreement on June 13, 2006. Transferor agrees to transfer to Transferee under conditions set forth in the Agreement 19% shares of Biocentury Transgene (China) Co., Ltd.(“Biocentury”), the consideration of the share transfer shall be RMB 16,700,000.

ARTICLE TWO TERM OF PAYMENT

Transferee agrees to pay the consideration of the share transfer, RMB16,700,000 within 10 business days after accomplishment of the target shares ownership alteration procedure at Administration for Industry & Commerce directly to the Biocentury.

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ARTICLE THREE CONDITIONS OF EFFECTIVENESS

The Complementary Agreement shall come into effect after signature and seal by both Parties. In case of any terms and conditions of this agreement conflicting with the Share Transfer Agreement dated June 13th, 2006, it shall be subject to this Complementary Agreement.

ARTICLE FOUR

This Complementary Agreement is made in triplicate, one for each party, including Transferor, Transferee, and Biocentury.

Wang Wei

CHINA M&A MANAGEMENT HOLDINGS, INC

Legal Representative and Authorized Representative: (Signature)

Han Gengchen

BEIJING ORIGIN SEED LIMITED

Legal Representative and Authorized Representative: (Signature)